EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 10, 2003 included in the Registration Statement on Form SB-2 and related Prospectus of C-Chip Technologies Corporation for the registration of shares of its common stock.

/s/ Manning Elliott
MANNING ELLIOTT
CHARTERED ACCOUNTANTS
Vancouver, Canada
February 26, 2004